EXHIBIT 10.7

THERMON GROUP HOLDINGS, INC.

RESTRICTED STOCK AND STOCK OPTION PLAN

1. Purpose. Thermon Group Holdings, Inc. (the “Parent”), the indirect parent company of Thermon Holding Corp., has adopted this Thermon Group Holdings, Inc. Restricted Stock and Stock Option Plan (the “Plan”) effective as of July 28, 2010 (the “Effective Date”). The purposes of the Plan are to encourage selected members of the management team of the Parent or any Subsidiary thereof (which shall be referred to, collectively and individually, as the “Company Group”) to acquire a proprietary interest in the growth and performance of the Company Group and to enhance the ability of the Company Group to attract, retain and reward qualified individuals for management positions.

2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Affiliate” of a Person means any other Person Controlling, Controlled by or under common Control with such Person. An “Affiliate” of Parent includes each of Parent’s direct or indirect Subsidiaries, whether or not in existence on the date hereof.

(b) “Board” shall mean the Board of Directors of the Parent or any committee established by the Board with the authority to act with respect to the Plan.

(c) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(d) “Common Stock” shall mean the shares of common stock, $0.001 par value per share, of Parent.

(e) “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise, while “Controlled” and “Controlling” have correlative meanings.

(f) “Fair Market Value” shall mean, with respect to Shares or other securities, the fair market value of the Shares or other securities determined by such methods or procedures as shall be established from time to time by the Board in good faith and in accordance with Code Section 409A and other applicable law.

(g) “Incentive Equity” shall mean the Options and Restricted Stock.

(h) “Option” shall mean a non-qualified stock option granted under the Plan.

(i) “Option Agreement” shall mean a written agreement, contract or other instrument or document evidencing an Option granted under the Plan.

(j) “Participant” shall mean an employee, non-employee director or consultant of the Company Group who has been granted an Option or acquired Restricted Stock under the Plan.

(k) “Person” shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.

(l) “Restricted Stock” shall mean Shares acquired by a Participant pursuant to the Plan and any applicable Restricted Stock Agreement.

(m) “Restricted Stock Agreement” shall mean a written agreement, contract or other instrument or document evidencing the purchase of Restricted Stock pursuant to the Plan.

(n) “Sale of the Parent” shall mean the sale (in a single transaction or in a series of related transactions) of the Parent to any Person (other than CHS Private Equity V LP or its Affiliates) pursuant to which such Person acquires (i) a majority of the then outstanding shares of Common Stock (whether by merger, consolidation, sale or transfer of Common Stock, reorganization, recapitalization or otherwise) or (ii) all or substantially all of the assets of the Parent and its Subsidiaries, determined on a consolidated basis.

(o) “Shares” shall mean shares of Class B Common Stock, $0.001 par value per share, of Parent, and such other securities or property as may become the subject of Incentive Equity pursuant to an adjustment made under Section 4(b).

(p) “Subsidiary” shall have the meaning provided in Code Section 424(f).

3. Administration.

(a) Generally. The Plan shall be administered by the Board. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Incentive Equity shall be within the sole discretion of the Board, may be made at any time, and shall be final, conclusive, and binding upon all Persons, including the Company Group, any Participant, any holder or beneficiary of any Incentive Equity, any stockholder of the Parent and any employee of the Company Group.

(b) Powers. Subject to the terms of the Plan and applicable law, the Board shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Incentive Equity to be granted to each Participant under the Plan; (iii)

determine the number of Shares to be covered by Options or the number of Shares to be granted or sold as Restricted Stock; (iv) determine the terms and conditions of any Incentive Equity award; (v) determine whether, to what extent, and under what circumstances Incentive Equity may be settled or exercised in cash, Shares or other property, or canceled, forfeited, or suspended, and the method or methods by which Incentive Equity may be settled, exercised, canceled, forfeited, or suspended; (vi) interpret and administer the Plan and any instruments or agreements relating to, or Incentive Equity granted or sold under, the Plan; (vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (viii) determine if any Option should become exercisable or if any Restricted Stock should become vested in part or full; (ix) determine the terms and conditions of the repurchase of any Incentive Equity; (x) establish the terms and conditions of any Restricted Stock Agreement or Option Agreement; and (xi) make any other determination and take any other action that the Board deems necessary or desirable for the administration of the Plan.

4. Shares Available for Options and Restricted Stock.

(a) Shares Available. Subject to adjustment as provided in Section 4(b):

(i) Limitation on Number of Shares. The maximum aggregate number of Shares which may be issued (including upon exercise or conversion of Options) pursuant to the Plan shall be 14,208. To the extent that an Option granted ceases to remain outstanding by reason of termination of rights granted thereunder, forfeiture or otherwise, or if a share of Restricted Stock is repurchased by the Parent, the Shares subject to such Option or which are repurchased shall again become available for award under the Plan.

(ii) Sources of Shares Deliverable Under Options. Any Shares delivered pursuant to the exercise of an Option or issuance of any Restricted Stock may consist, in whole or in part, of authorized and unissued shares of Common Stock or of treasury shares of Common Stock.

(b) Adjustments. In the event that the Board determines that any change in corporate capitalization, such as a dividend or other distribution of shares of Common Stock, extraordinary cash dividend, or a corporate transaction, such as a merger, consolidation, reorganization or partial or complete liquidation of the Parent and/or any Subsidiary thereof, or other similar corporate transaction or event, affects the shares of Common Stock such that an adjustment is determined by the Board to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Board shall, in such manner as it may deem necessary to prevent dilution or enlargement of the benefits or potential benefits intended to be made under the Plan, and in accordance with Section 409A of the Code, adjust any or all of (i) the number and type of Shares which thereafter may be issued pursuant to the Plan, (ii) the number and type of Shares subject to outstanding Options, and (iii) the grant, purchase or exercise price with respect to any Option or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Option.

5. Eligibility. In determining the individuals to whom Incentive Equity shall be offered and the number of Shares to be covered by each Option or offered as Restricted Stock, the Board shall take into account the nature of his or her duties and present and potential contributions to the success of the Company Group and such other factors as it shall deem relevant in connection with accomplishing the purposes of the Plan. A Participant who has been granted an Option or offered Restricted Stock under the Plan may be granted an additional Option or Restricted Stock. The Board’s selection of an individual to participate in the Plan at any time shall not require the Board to select such individual to participate in the Plan at any other time.

6. Options and Restricted Stock. The Board is hereby authorized to grant Incentive Equity to Participants upon the following terms and conditions and with such additional terms and conditions as the Board may determine:

(a) Exercise/Purchase Price. The exercise price per Share purchasable under Options and the purchase price of Restricted Stock, if any, shall be determined by the Board at the time the Option is granted or the Restricted Stock is issued, provided that the exercise price per Share with respect to an Option grant shall not be less than the Fair Market Value of a Share on the grant date.

(b) Option Term. The term of each Option shall be fixed by the Board and shall not exceed ten (10) years from the date of grant.

(c) Time and Method of Exercise/Purchase. The Board shall determine the time or times at which the right to exercise an Option may vest, and the method or methods by which, and the form or forms in which, payment of the exercise price with respect to exercises of such Option may be made or deemed to have been made, which may include cash or such other consideration as deemed appropriate by the Board. With respect to any outstanding Option, the Board may modify the method of payment to include any other method not currently set forth in the Option Agreement. The Board shall determine the time or times at which a Participant shall or may acquire Restricted Stock, and the method or methods by which, and the form or forms in which, payment of the purchase price with respect to such Restricted Stock may be made or deemed to have been made, which may include cash or such other consideration as deemed appropriate by the Board.

(d) Limits on Transfer of Options. No Option and no right under any such Option and no Restricted Stock, shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will or by the laws of descent and distribution, and such Incentive Equity, and each right under any such Incentive Equity, shall be exercisable during the Participant’s lifetime, only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative.

No Incentive Equity and no right under any such Incentive Equity, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Parent or any Subsidiary thereof. Notwithstanding the foregoing, the Board may, in its discretion, provide that Incentive Equity be transferable, without consideration, to immediate family members (i.e., children, grandchildren or spouse), to trusts for the benefit of such immediate family members and to partnerships in which such family members are the only partners. The Board’s approval for such family related transfers shall not be unreasonable withheld. In addition, a Participant may, in the manner established by the Board, designate a beneficiary (which may be an individual or a trust) to exercise the rights of the Participant upon the death of the Participant. A beneficiary, guardian, legal representative or other individual claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Option Agreement or any Restricted Stock Agreement applicable to such Participant, except as otherwise determined by the Board, and to any additional restrictions deemed necessary or appropriate by the Board.

(e) Tax Withholding. The Company Group is authorized to withhold from any Incentive Equity granted or any payment relating to Incentive Equity under the Plan, including from the exercise of an Option, amounts of withholding and other taxes due in connection with any transaction involving such Incentive Equity, and to take such other action as the Board may deem advisable to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Incentive Equity. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations; provided, however, that Shares to be delivered or withheld may not have an aggregate Fair Market Value in excess of the amount determined by applying the minimum statutory withholding rate and any fraction of a Share which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

7. Corporate Events or Transactions. In connection with a merger, consolidation, reorganization or partial or complete liquidation of the Company Group or other similar transaction or event, or in the event of a Sale of the Parent, the Board, as constituted before such event or transaction, is authorized, and has sole discretion, as to any Option or share of Restricted Stock, either at the time such Option or share of Restricted Stock is granted or issued hereunder or any time thereafter, to take any one or more of the following actions:

(a) Provide that the exercise of any such Option shall not require payment of the exercise price but shall result in payment to the holder of the Option of an amount of cash equal to the excess, if any, of the then Fair Market Value of the Shares covered thereby and the exercise price thereof;

(b) Provide that any Option shall be assumed, or an equivalent option shall be substituted, by the acquiring or succeeding corporation or entity, or its parent;

(c) Upon written notice to the Participant, provide that (i) the exercisable but unexercised portion of such Option will terminate immediately prior to the consummation of such event or transaction unless exercised by the Participant within a specified period following the date of such notice and prior to the consummation of such event or transaction (which period shall not be less than five (5) days) and (ii) the unexercisable portion of such Option will terminate upon consummation of such event or transaction;

(d) Upon written notice to Participant, provide that any shares of Restricted Stock that will not otherwise be vested at the time of the consummation of such event or transaction will be repurchased by Parent (or its designee) immediately prior to the consummation thereof in the manner, and on the terms and conditions, set forth in the Restricted Stock Agreement;

(e) In the event of a merger or consolidation under the terms of which any of the Parent’s shareholders will receive upon consummation thereof a cash payment for each Share surrendered in the merger or consolidation (the “Merger Price”), make or provide for a cash payment to the Participant equal to the excess, if any, of (i) the Merger Price times the number of Shares subject to the unexercised portion of any Option over (ii) the aggregate exercise price of such portion of such Option, in exchange for the termination of the Option (which payment shall be $0 if the exercise price exceeds the Merger Price); or

(f) Provide that all or any portion of any Option or share of Restricted Stock shall become exercisable or vested (as the case may be) in full (or in part) immediately prior to such event or transaction and shall cease to be exercisable or vested (as the case may be) at any time after such event or transaction.

Any exercise of an Option in contemplation of an event or transaction described above may be conditioned upon and subject to the consummation thereof, in which case, any such exercise shall be deemed to have occurred immediately prior to such transaction and any resulting termination of such Option. The Board may suspend the right of all Participants to exercise their Options during a period of not more than five (5) days ending on the consummation of the event or transaction described in this Section 7 by providing Participants with written notice of such suspension at least ten (10) days prior to the last day on which the Options may be exercised.

8. Amendment and Termination. Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Option Agreement, Restricted Stock Agreement or in the Plan:

(a) Amendments to the Plan. The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board, but no amendment without the approval of the stockholders of the Parent shall be made if such amendment would be required under any law or rule of any governmental authority, stock exchange or other self-regulatory organization to which the Parent may then be subject.

(b) Correction of Defects, Omissions, and Inconsistencies. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Incentive Equity in the manner and to the extent it shall deem desirable to carry the Plan into effect.

9. General Provisions.

(a) No Rights to Awards. No Participant shall have any claim to be granted any Incentive Equity under the Plan, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Incentive Equity under the Plan. The terms and conditions of Incentive Equity need not be the same with respect to each recipient.

(b) No Right to Employment. The grant of Incentive Equity shall not be construed as giving a Participant the right to be retained in the employ of the Parent or any Subsidiary thereof. Further, the Parent or a Subsidiary thereof, as applicable, may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Option Agreement or Restricted Stock Agreement.

(c) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable Federal law.

(d) Severability. If any provision of the Plan or any Incentive Equity, any Option Agreement or Restricted Stock Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Option under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Board, materially altering the intent of the Plan, such provision shall be deemed void, stricken and the remainder of the Plan and any such Incentive Equity shall remain in full force and effect.

(e) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision hereof.

10. Term of the Plan. The Plan shall continue until the earlier of (a) the date on which all Incentive Equity issuable hereunder have been issued, (b) the termination of the Plan by the Board or (c) the tenth (10th) anniversary of the Effective Date of the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Option Agreement or Restricted Stock Agreement, any Incentive Equity theretofore granted may extend beyond (and be exercisable after) such date of termination and the authority of the Board to amend, alter, adjust, suspend, discontinue, or terminate any such Incentive Equity or to waive any conditions or rights under any such Incentive Equity, and the authority of the Board to amend the Plan, shall also extend beyond such date of termination.

11. Securityholder Agreement. The issuance or sale of any Incentive Equity under the Plan, and any Shares issuable upon exercise of any Options, may, at the discretion of the Board, be subject to and conditioned upon the Participant receiving such Options or Shares executing, delivering and becoming a party to any option (or similar) agreement or any restricted stock (or similar) agreement, or any other securityholder or manager equity agreement that provides for restrictions on the disposition of the Options or Shares and contains other terms and conditions related to the ownership, rights and obligations of such Options or Shares, or otherwise agreeing to be legally bound by the terms and conditions of the Plan.